EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This certification is provided pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-Q (the “Report”) for the quarter ended October 29, 2005, of Big Lots, Inc. (the “Company”). I, Steven S. Fishman, Chairman of the Board, Chief Executive Officer and President of the Company, certify that:
(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: December 7, 2005

By:	/s/ Steven S. Fishman

Steven S. Fishman Chairman of the Board, Chief Executive Officer and President

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